Exhibit 21.0

SUBSIDIARIES OF REGISTRANT

Magic Media Networks, Inc. acknowledges that the following corporations are its subsidiaries:

Cybars, Inc., a Florida Corporation;
Bar TV, Inc., a Florida Corporation.